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                                                                       Exhibit 5


                       [Baker & Hostetler LLP Letterhead]




                                 March 18, 2004


ProCentury Corporation
465 Cleveland Avenue
Westerville, OH  43082

Gentlemen:

                  As counsel for ProCentury Corporation, an Ohio corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-1 (Registration No. 333-11294) (the "Registration Statement"), as amended, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), in connection with a proposed public offering and sale of up to 10,235,000 Common Shares, without par value (the "Company Shares"), of the Company, including Company Shares which may be offered and sold upon the exercise of an over-allotment option granted to the underwriters by the Company and an aggregate of up to 900,000 Common Shares, without par value (the "Selling Shareholders' Shares" and, together with the Company Shares, the "Shares"), being offered by certain selling shareholders.

                  In connection with the foregoing, we have examined (a) the proposed Amended and Restated Articles of Incorporation (the "Articles") and the proposed Code of Regulations of the Company in the forms filed as exhibits to the Registration Statement, (b) the proposed form of Underwriting Agreement filed as an exhibit to the Registration Statement (the "Underwriting Agreement") with respect to the Shares, and (c) such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion. We have assumed the genuineness of all signatures on such documents and records, the legal capacity of all natural persons whose signatures appear on such documents and records, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We have not independently verified any factual matters relating to this opinion.

                  Based upon such examination, we are of the opinion that the Selling Shareholders' Shares are legally issued, fully paid and nonassessable and that, when the Articles have been duly filed with the Ohio Secretary of State pursuant to the Ohio Revised Code (in substantially the form filed as an exhibit to the Registration Statement), the Company Shares will be duly authorized and, when issued and sold pursuant to the duly executed Underwriting Agreement (in substantially the form filed as an exhibit to the Registration Statement) and in the manner contemplated by the Registration Statement, the Company Shares will be legally issued, fully paid and nonassessable.

                  Our opinion expressed above is limited to the laws of the State of Ohio, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to us under the caption "Legal Matters" in the prospectus that is a part of the


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Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                         Very truly yours,



                                         /s/ Baker & Hostetler LLP


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